Updated term sheets June 21, 2016 STRICTLY PRIVATE AND CONFIDENTIAL Exhibit 99.1

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Morgan  may be an underwriter or distributor of, or market maker or otherwise hold a long or short position as a principal in, a security or financial instrument (or in options, futures or other derivative instrument thereon) which has been discussed herein. Copyright 2014 JPMorgan Chase & Co. All rights reserved. Updated term sheets

CONFIDENTIAL

Chaparral exit RBL and Term Loan financing terms and conditions

Indicative terms and conditions (subject to continuing review, diligence and approval)

Borrower:	Chaparral Energy, L.L.C. et. al. (including any and all existing and future subsidiaries of the Parent) (the "Borrowers")
Parent Guarantor:	Chaparral Energy, Inc. (the "Parent" and with the Borrowers, the "Loan Parties")
Security:	■ First priority perfected liens on at least 95% of the PV-9 of proved oil and gas reserves (including title on 90% of the PV-9) ■ Pledge of substantially all personal property of the Borrowers and each Guarantor (including cash pursuant to DACAs) ■ PV-9 to be determined using Administrative Agent's price deck ■ Payment priority waterfall in respect of all amounts: Exit RBL first out; Exit TL second out
Facility:	(see table below)
Amortization:	■ Exit RBL: none ■ Exit TL: 5% per annum, paid quarterly, beginning 1 year after emergence

Borrowing base:	■ The Exit RBL to be subject to a borrowing base with advance rates customary for transactions of this type and customary borrowing base provisions (subject to the below), including:
	  ■ First redetermination to occur [18 months after emergence (i.e. November 2017 if emergence before 10/1/16 or April 2018 if emergence after 10/1/16)][1] and semi-annually thereafter (with 1 interim redetermination permitted between scheduled redeterminations for each of (x) Borrowers and (y) Administrative Agent or Required RBL Lenders)
	  ■ Insufficient title will result in a borrowing base decrease

Financial covenants:	■ Maximum Total Leverage Ratio TBD ■ Minimum Current Ratio of 1.0x ■ Minimum Liquidity (including unrestricted cash on hand and revolver availability) $25mm with anti-hoarding ■ Minimum Asset Coverage Ratio of 1.35x[2] on total Exit RBL and Exit TL outstanding ■ Capex budget to be reduced to $[__]mm if [performance metric] below level TBD

Minimum hedging:	■ Consistent with historical practice
	  ■ Yr1: > 80% of production volume on a monthly basis
	  ■ Yr2: > 60% of production volume on a monthly basis
	  ■ Yr3: > 40% of production volume on a monthly basis

Documentation:	Documentation to be prepared by counsel to the Administrative Agent
Terms:	■ Representations, covenants, events of default and other terms not specified herein shall be usual and customary ■ Asset sales and hedge unwinds not permitted to exceed an aggregate amount of 5% of the borrowing base in between redeterminations ■ No debt baskets for high yield or junior lien debt (except as contemplated hereunder)
Use of proceeds:	To (i) fund deemed repayment of all borrowings under the pre-petition RBL facility and (ii) provide working capital and for other general corporate purposes of the Loan Parties

Facility:

Type	Max Commitment	Maturity	Coupon	Comm. Fee	Upfront fee
Exit RBL credit facility ("Exit RBL")	$200mm ($100mm drawn at close)	4 years	L + 300-400 bps (with grid based on utilization)	50 bps	100bps
Exit Second Out Term Loan ("Exit TL")	$100mm	4 years	L + 850 bps (with 1% LIBOR floor)	n/a	100bps

[1] Conditioned on $100mm equity rights offering

[2] Based on PV-10 from Proven Reserves at 90 day average NYMEX strip pricing; PUDs capped at 40% of total PV-10

UPDATED TERM SHEETS
CHAPARRAL ENERGY INC
1

Indicative terms and conditions (subject to continuing review, diligence and approval) Reporting requirements: Usual and customary for transactions of this type, including: Borrower-prepared mid-year reserve report Year-end reserve report prepared by Cawley, Gillespie & Associates, Inc. Receipt of audited year-end financial statements Receipt of quarterly unaudited financial statements 5 years of quarterly detailed projections, reasonably acceptable to the Lenders and the Administrative Agent Receipt of quarterly compliance certificates Conditions precedent to closing and initial loan: Usual and customary for transactions of this type, including: Confirmation of, and adherence to, a Plan of Reorganization satisfactory to the Administrative Agent Reasonable satisfaction of Administrative Agent with the Confirmation Order and finality thereof Contemporaneous closing of $100mm rights offering; RSA in full force and effect Minimum liquidity of $100mm at emergence Existing management team to remain in place post emergence from Chapter 11 Effective Date under the Plan shall have occurred Administrative Agent’s reasonable satisfaction that the claims against or interests in the Borrowers and the Guarantors have been satisfied or otherwise addressed as set forth in the Plan Pro forma financials as of closing date and delivery of any reserve report and associated certificate that would be delivered under existing facility Receipt of documentation required for applicable “know your customer” and anti-money laundering rules and regulations Execution and delivery of the Exit Facility Documentation; delivery of customary opinions and closing documentation including all documents required for guarantees and to perfect security interest in the collateral Receipt of reasonably satisfactory title opinions with respect to at least 90% of the PV-9 value of proved oil and gas properties in the most recent Reserve Report Receipt of all necessary governmental and third party consents and approvals All representations and warranties in the Exit Facility Documentation shall be true and correct in all material respects and there shall be no default All fees required to be paid on the closing date (incl. reasonable and documented out-of-pocket expenses) shall have been paid Closing of the Facility shall have occurred on or before a date to be mutually agreed Such other terms and provisions as may be reasonably required by the Lead Arranger and Administrative Agent Conditions precedent to each credit extension: Usual and customary for transactions of this type, including anti-hoarding Sole lead arranger and Administrative Agent: JPMorgan Chase Bank, N.A. Updated term sheets 2 Chaparral exit RBL financing terms and conditions (cont’d)